Exhibit 99.3

Project Marquee

Transaction Announcement Conference Call

Prepared Remarks

December 20, 2021

Operator

Welcome to today’s conference call announcing the business combination of ITHAX Acquisition Corporation and Mondee.

On the call today are:

•	Orestes Fintiklis, CEO and Chairman of ITHAX Acquisition Corporation

•	Prasad Gundumogula, Founder and CEO of Mondee

•	And Dan Figenshu, CFO of Mondee

ITHAX Acquisition Corp. and Mondee advise everyone that this call contains forward-looking statements including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Many factors could cause actual events to differ materially from these statements and other comments, including but not limited to, ITHAX Acquisition Corp. and Mondee’s expectations or predictions of financial and business performance and conditions, competitive and industry outlook; cash resources, plans and prospects of the combined entity; expected valuations and financial projections of the combined entity; and the timing and completion of the transaction.

ITHAX Acquisition Corp. and Mondee are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Any projected financial information presented during this call is for illustrative purposes only and should not be relied upon as being predictive of future results. The inclusion of any financial forecast information in this call or accompanying materials should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither Mondee’s nor ITHAX’s independent auditors have audited, reviewed, compiled, or performed any procedures with respect to the projections and accordintly do not provide any opinion or any form of assurance with respect thereto. Commentary on these topics constitutes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

The information discussed today is qualified in its entirety by the Current Report on Form 8-K that was filed by the ITHAX Acquisition Corp. today and may be accessed on the SEC’s website. Shareholders and prospective investors are urged to read the Form 8-K and other SEC filings in connection with the proposed transaction carefully. We also encourage you to read the press release issued today, the accompanying presentation, and ITHAX Acquisition Corp.’s public filings with the SEC, including a Registration Statement on Form S-4 that will be filed in the near future and will be available on the SEC’s website, and, in particular, to the section or sections titled Risk Factors, for a discussion of the risks that can affect the transaction, ITHAX Acquisition Corp.’s and Mondee’s businesses, and the outlook of the combined company.

This communication is for informational purposes only and shall not constitute an offer to sell, a solicitation of a proxy, consent or authorization or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

I would now like to introduce Orestes Fintiklis, Chairman and CEO of ITHAX Acquisition Corporation.

Please go-ahead sir.

Orestes Fintiklis

Chairman & CEO, ITHAX Acquisition Corp.

Good morning everyone. Thank you for joining us today.

I am excited to announce that we have signed a definitive agreement to combine ITHAX Acquisition Corp. with Mondee Inc.. Mondee is a fast growing technology-first platform and marketplace disruptor, with $3 billion dollars of 2019 gross revenue, which provides gig economy workers, leisure travel agents, value-savvy travelers, corporates, subscribers and other “closed groups” access to curated travel content, including private airfares, directly negotiated with over 500 global airlines and which are not available at the Online Travel Agents. as well as a modern, user-friendly operating system which addresses the shortcomings of legacy systems and platforms. We find Mondee exciting as we believe it is disrupting an archaic $1 trillion dollar segment of the travel market, poised to grow rapidly with the next generation consumers, having capitalized on an early opportunity to become the market leader in private airfare sales to a unique network of over 50,000 leisure travel agents and gig economy workers, with significant penetration in the market. Moreover, the distribution networks of Mondee are almost entirely facilitating leisure travel, the segment of the market that is recovering more rapidly post-pandemic. We are extremely pleased to have found a company, not only with historical profitability, but also with a highly disruptive yet proven business model, that has exponential growth opportunities.

Joining me on the call this morning are Prasad Gundumogula, Founder and Chief Executive Officer of Mondee and Dan Figenshu, Chief Financial Officer of the Company. We will hear from both of them shortly but I would like to first take a few minutes to discuss the transaction.

To begin, ITHAX Acquisition Corp is a uniquely positioned SPAC, co-sponsored by the founders of both a travel and hospitality private equity fund - Ithaca Capital - and an investment bank - AXIA ventures - bringing together the resources of over 60 investment professionals. The SPAC’s management team has over 70 years of combined related experience and almost $30 billion dollars of historical transaction volume. When we launched, our thesis was to partner with an established leader within the travel and hospitality space with a disruptive and proven business model, a history of financial success and predictable growth, yet had been impacted by the pandemic.

As we looked at the marketplace, we identified an arbitrage in valuations between travel and hospitality companies in the public domain vs their counterparts in the private market. A few months into the pandemic, we believe public market investors started to “see through” Covid 19 and as a result many players in travel and hospitality, including Online Travel Agents, hotel operators and others were trading at or close to historical highs as if the pandemic had already subsided, despite their revenues being materially affected by a once in a lifetime shock induced by the pandemic. By contrast, valuations of private companies in the space were negatively impacted. It is this natural arbitrage that we set out to capitalize on.

Mondee not only falls within this category but also we expect its post-closing consolidation and proven accretive M&A strategy to allow the company to capitalize on this arbitrage. We expect that they will do so by strategically acquiring smaller private competitors at lower EBITDA multiples than what we are bringing Mondee to public markets and integrating them under the Mondee umbrella. We believe we are uniquely positioned not only to identify and evaluate Mondee but to add value over the long-term by contributing in areas such as optimizing capital structure, M&A strategy and implementation and introductions to relevant business relationships, which we have already started to do. As an example, we have started enhancing direct connectivity with hotel operators as well as broadening the company’s distribution networks.

The $241.5m of SPAC cash proceeds from the initial public offering that are held in the SPAC’s trust account will fund the company, together with an additional fully commited PIPE of $50 million. PIPE investors include leading financial institutions such as funds affiliated with Morgan Stanley Investment Management, Origami and ARCPE; principals of major private equity funds; strategic investors in travel and leisure such as Travco and Entertainment Benefits; and a diverse group of prominent family offices from the United States and Europe. We want to emphasize that our PIPE commitment is 100% common equity, with PIPE investors coming in at the same valuation - $10 per share - as the SPAC shareholders. We believe this domenstrates the confidence our investors share with us in the quality of this deal thus validating the valuation at which we are bringing the company to market. We are also proud to say that the largest shareholder of Mondee is its management, following a 2015 management buyout, and they are rolling 100% of their shares into the combined entity, together with all other existing Mondee shareholders.

There will be no secondary element to our transaction. The proceeds of the transaction – both SPAC trust fund proceeds and PIPE proceeds – will be used to implement the accretive M&A strategy, which we will highlight for you today, as well as optimize the company’s capital structure. Not only are certain existing Mondee shareholders not cashing out a penny of their investment, but on the contrary, they are participating in the PIPE at the same terms as all other PIPE investors, validating the valuation as well as the bright growth prospects of the Company.

Mondee has historically delivered exponential revenue organic growth of 41% - 63% if you include M&A - and demonestrated its ability to more than double market share within a few years with its highly disruptive business model. The management team will shortly highlight its many growth levers, such as new subscription models, to continue these trends, making us confident that in a post-pandemic recovery scenario over the next couple years, Mondee could potentially surpass $700 million of net revenues and $200 million in EBITDA, which imply a forward looking EBITDA multiple of as low as 4X.

However, given market recovery timing uncertainty, our valuation applied a conservative 2023 projected EBITDA of $80m and $265m of net revenues, assuming $43 net revenue per ticket, which has already been substantially exceeded in 2021, no market share growth and disregardinging the impact of newly launched products and the future M&A. This values the company, on a fully diluted basis, at 10.5x 2023 organic EBITDA, implying an Enterprise Value of $842 million dollars and a pre-money equity valuation of $608 million dollars, adjusting for debt and cash reserves. Post the transaction, the company will have an equity value of approximately $1 billion dollars. Even on this bearish recovery scenario, we believe that the valuation at which we are bringing the company to market is compelling, with a discount of approximately 30% versus a comp set that is growing at a fraction of Mondee’s 41% organic growth. We believe that the ultimate validation to our underwriting came with recent transactions either valuing companies that are growing much slower and/or are primarily exposed to the slower to recover business travel at similar EBITDA multiples to those of Mondee, or valuing high growth traveltech companies at what are much higher EBITDA multiples than the ones we are bringing Mondee to market.

With that, I will pass the call along to Mondee’s Founder and Chief Executive Officer, Prasad Gundumogula.

Prasad Gundumogula

Founder and CEO, Mondee

Thank you, Orestes, and welcome to our audience, thanks for joining our call. We are very excited to be partnering with ITHAX Acquisition Corp. and believe they will be a great long-term partner as we continue to grow the Mondee platform.

To start off with some background, we have built Mondee over the past 10 years into a scalable multi-product, modern technology-first platform and marketplace, which produced $3 billion dollars of 2019 gross revenue, that we believe is creating innovative solutions for a $1tn segment of the travel market. Mondee was founded in 2011 and is run by a team of seasoned entrepreneurs. Together we represent over 100 years of combined experience in the travel industry. Our business strategy has been to build a scalable travel community marketplace, providing what we believe to be the best travel content to target consumers, through the most effective distribution channels, with the most efficient and modern technologies.

Mondee’s exponential market growth in this $1 trillion segment of the travel market is underpinned by our modern technology marketplace, purpose-built to serve simultaneously the needs of today’s and tomorrow’s gig economy travel workers; value-savvy travelers looking for customized solutions; and at the same time airlines and hotels by collaboration to reduce excess capacity and optimize their revenue management strategies with opaque pricing and curated offerings.

Our disruptive model has driven exponential revenue growth, with a high 2015-2019 net revenue organic growth (CAGR) of 41%; 63% including M&A. But it’s not only growth, as we have proven our model’s historical profitability with over $3bn in 2019 transaction volume or gross revenue, $177 million of adjusted 2019 net revenues, and $46 million in adjusted 2019 EBITDA, which is a 26% 2019 EBITDA margin.

When we founded the company, we saw a massive opportunity to modernize and disrupt an ever larger slice of the travel market than the one addressed by Online Travel Agents (OTAs) in the mid 1990s. Since then, the requirements of this slice of the market have expanded, as the world has moved on beyond the OTAs and the internet and we now live in a new era of the smart-phone, fintech solutions and changing consumer cohorts and trends, which we believe will open up new opportunies for growth and disruption with our content rich conversational commerce platforms.

We started disrupting a $1 trillion leisure, gig economy and small to medium enterprise (SME) travel market segment by initially focusing on the fragmented leisure travel agent segment, then steadily adding service to the rapidly growing gig and remote worker populations, as well as Small and Medimum Sized Enterprise workforce.

As the gig economy grows worldwide, there is a shift toward more independent agents, many of whom work from home or small clusters of offices, which is a trend magnified by the pandemic. We expect leisure travel agents and gig economy workers to need Mondee’s content of flights and hotels as well as its operating platforms and ecosystem to carry on their business. We have disrupted this space, already becoming a market leader in private airfare, not only by providing what we believe to be superior privately negotiated content but also by providing an agile technology platform that we believe is replacing most legacy systems which are command-based, analog or otherwise inefficient. As a result, in our relatively brief history we believe that we have become the de-facto operating system to over 50,000 leisure travel agents, which we believe is the largest penetration in the industry. By comparison, IATA – the International Association of Travel Agents – has approximately 60,000 accredited members globally and there are hundreds of thousands more gig economy workers exercising the trade without such accreditation.

The technology shift Mondee has pioneered is akin to the upgrade from the old text-based Microsoft DOS, to Microsoft Windows or MacOs, or from Reuters to Bloomberg. We believe our platforms have made a dramatic change to the look, feel and usability of the tools for this marketplace.

Mondee’s depth of offering includes a Global Content Hub of over 500 airlines, over 1 million hotel and hospitality accommodations, wholesalers and other aggregators, connected through numerous channels including direct, NDC and GDS’ such as Sabre, Amadeus and Travelport.

With over $3bn in 2019 transaction volume, Mondee is a market leader with almost 5% of the $70 billion-dollar private airfare market, and is a leading marketplace of choice in this highly fragmented market where the second largest competitor is substantially smaller than Mondee and has limited technological capabilities.

And we continue adding to, and expanding our portfolio of offerings, with vacation accommodation rentals, car, cruise and tours, as well as numerous travel ancillaries such as luggage, seats and trip insurance. This growing portfolio expands our capability in curating more personalized offerings and experiences for the growing next generation of travel demand.

We believe that the past two years have rapidly accelerated the trend toward gig and remote workers among start-up, small, medium and large enterprises, creating new consumer cohorts and requirements, which is an even larger opportunity than the one we have taken to become the market leader of the North America private airfare market. These new consumer segments enjoy a myriad of choices, and have an emphasis on seamlessly integrating personal experiences with multi-purpose travel, all the while creating new supplier product requirements and opportunities.

We believe this created the need for a new marketplace model built on feature rich modern technology tools, leveraging the foundation of Mondee’s technology and content platforms. We anticipate that Mondee, with its unique blend of the best-in-class technology and content platforms, market-leading segment-specific pricing processes, and curated offering capabilities and supplier relationships, is perfectly positioned to provide the right marketplace with the right tools and the right content offerings for the next generation of demand growth.

Mondee’s marketplace attractiveness can also be seen from the perspective of the airlines and the hotels. Their objective is to maximize revenues and profits by finding the optimum balance between capacity utilization and rate through revenue management strategies. The way airlines and hotels maximize revenue and profits is to sell a part of their inventory at a lower rate to reduce their excess capacity and the remainder at a higher rate through different channels to different target audiences.

Typically, they achieve this by having a strategy with two different rate-classes, published and private fares. First are the publicly published rates which are generally priced higher and marketed to the consumer directly through OTA’s (also know as Online Travel Agencies), their own websites, or to the Global Distribution Systems, or GDS’. The second rate-class are unpublished or private fares to platforms such as Mondee, and which are only marketed to travel agents, corporations or other “closed groups” such as subscription-based products. In short, Mondee seeks to solve a problem not only for its distribution partners but also for the airlines, by providing a marketplace to fill excess capacity and manage yield through a channel of distribution, that unlike Online Travel Agents (OTAs), does not compete nor cannibalize the sales on the airline’s own website. At the same time, Mondee aims to protect the content of the airlines and the hotels and facilitates their revenue management strategies, through target segment opaque pricing and curated solutions.

From a product and service perspective,we believe that we offer a highly automated, multi-channel service platform with cutting-edge proprietary technologies and next generation solutions that currently include a comprehensive set of brands; TripPro, Rocketrip, TripPlanet, TripPay and UnPub. TripPro, our platform addressed to leisure and gig economy travel agents is a modern, graphics-based, conversational commerce platform that works on mobile, and integrates with current messaging platforms such as WhatsApp, Facebook, Slack, SMS and others.

It has integrated, today’s payment mechanisms and Fintech solutions customized for the travel industry such as modern payment gateways, wallets, virtual cards, and credit card fraud protection solutions which provide additional revenues and cost savings. And it offers tools that make it simple for gig economy workers and leisure travel agents to market great values to their customers. TripPro provides Mar-tech solutions which include marketing and CRM platforms, email, social media and digital campaign management, marketing via various messaging channels, live current deals and more. It’s all there. In other words, we offer “travel solutions in a box”.

As a result, we believe that we have become the “de-facto” operating system for the gig economy segement, which is growing rapidly partly as a result of COVID-layoffs from big travel agencies and partly as a natural feature of the fragmented travel market. Pre-pandemic in 2019 our platform was processing over 50 million searches per day, sourcing prices and assembling travel permutations and combinations at scale comparable to some of the largest global online travel companies. In 2019, Mondee sold 5.4 million flight tickets through its platforms. Having become a market leader in private airfares, focus has now turned to predictably disrupting the Hotel and cruise markets, where in less than 2 years bookings from hotels are having a great and growing impact on Mondee’s revenues.

Our second major product, Rocketrip, was acquired in 2020, to serve the managed travel corporate segment. Now powered by the Mondee platform, it offers incentives for corporate employees to spend less on their business travel. When an employee does a search for a business trip, Rocketrip calculates a “Price to Beat” based on a variety of factors. If the employee books an itinerary under the “Price to Beat”, Mondee splits the savings and shares it between the employee and the corporation.

The stickiness of our networks creates a captive audience with the buildup of recurring revenue streams as well as a few different subscription models similar to Netflix and other tech platforms. This is where the third and fourth products of Mondee come into the picture.

TripPlanet was launched in the summer of 2021. It is a subscription service targeted to small and medium enterprises and member organizations. Today these customers generally book via Travel Management Companies or popular OTA’s. We believe that Mondee offers them what generally the OTAs don’t – value-priced negotiated rates, enhanced and personalized traveler services, and reporting. In only a few months since launch, TripPlanet already has access to more than 4 million members.

Unpub, our closed-user-group traveler loyalty subscription platform is our latest market release. Just like TripPlanet, it is a subscription product but instead of corporates with multiple users, it is targeted at cohorts of value-savvy travelers. Consumers who buy a subscription in a closed-group get access to certain Mondee packaged rates, plus additional benefits. This product, which is in beta stage, has the potential to disrupt a large white space of the travel market by targeting closed groups of value-savvy travelers.

With our technology supported content and comprehensive distribution capabilities, personalized curation, and new subscription-based products across our seamless marketplace, we believe Mondee is rapidly becoming for travel, what Uber and Netflix are for ground transport and video entertainment.

Despite their early success and disruptive potential, because it is still early days, as Orestes mentioned, we are not including revenues and profits from TripPlanet and Unpub in our base case, even though we have a high level of confidence in their success and upside.

Another opportunity of growth for Mondee is building on the history of over a decade of well-calibrated, and successfully integrated M&A transactions. We plan to continue executing a targeted accretive acquisition strategy, which will help accelerate Mondee’s growth plans. Mondee is already effectively a working M&A platform which has begun to consolidate the sector and we have identified a number of accretive acquisition targets that are a good fit for our platform. So we are confident in our current market positioning as well as our opportunities for future growth both organically and through M&A made possible by this transaction.

In closing, let me take a moment and discuss the permanent or semi-permanent changes we’re seeing in the travel market, in part due to COVID, as we believe these changes underpin the company’s growth and product strategies in the near to mid-term. First, we’re living in a world of massive uncertainty and likely will be for quite some time. What does this mean for travel? Consumers will require far more information and assurance when planning and booking their trips. This is driving the growth of the Assisted Travel market, where for example the travel agents market share is expected to grow at 11% year on year between 2021 and 2025, vs the entire travel market growth at 9% in that same period. Businesses – now used to videoconferencing – will hold travel budgets tightly for the foreseeable future. And travel suppliers will need help filling unused capacity as demand fluctuates during the recovery period.

During COVID, we’ve also seen a shift to true “omnichannel” marketplaces – consumers seamlessly transitioning between online and offline shopping. What was a slow migration before COVID is now a complete transition. And we have seen a similar shift to subscription business models. Again, what was a slow migration before is now a full-on stampede as consumers adopt the model for media, retail, food delivery, and more.

Mondee is well positioned to take advantage of these trends. Consumers who require more information and assurance – and who want to shift between offline and online interactions – are well suited for Mondee’s technology-enabled travel agents and products. We believe that businesses that have a need to travel but still want to hold budgets tight will value Mondee’s private, negotiated rates and cost-saving Rocketrip platform. Consumers willing to pay a subscription fee to join closed groups can also tap into personalized offerings.

We intend to press our position here by doubling down on these offerings. Mondee is investing in ancillary products that provide additional flexibility and assurance to consumers. We have built conversational commerce into TripPro, so agents and suppliers can collaborate with consumers across multiple communication channels. And we are committed to subscription models. By the end of 2021, Mondee plans to have subscription elements across its entire product line.

We belive that Mondee is entering 2022 well prepared for a post-COVID world, adding value across the entire spectrum of participants and providing the next generation marketplace for the future of travel.

I will now pass the call over to Dan Figenshu, CFO of Mondee, for a review of our financial performance and outlook.

Dan Figenshu

CFO, Mondee

Thank you, Prasad and thanks again to our audience for attending.

We are proud of the company’s financial history, the trends seen through 2019, and we feel confident about our future growth and outlook.

From 2015 to 2019, net revenue grew organically from $25 million dollars to $100 million dollars, a 41% Compound Annual Growth Rate or CAGR. Factoring in the series of acquisitions made in 2019 and 2020, the combined business had total revenue of $178 million dollars, raising the CAGR to 63%.

Tickets, gross revenue, and net revenue all increased in tandem over this period, and so did Mondee’s market share, rising from 1.9% to 4.6% of the market for private airfares in North America. This growth is much more accelerated than the growth of the market. It represents a 2.4X growth in market share in just 4 years, evidencing how the superior technology and network effects interact to drive this disproportionate growth.

Mondee’s tickets sold more than doubled from 2017 to 2019 to 5.4 million tickets. We are forecasting 2023 to grow to 6.2 million tickets conservatively and based solely on the recovery of the core business in line with the broader industry recovery. As has been mentioned, the launch of TripPlanet and Unpub, in spite of their early successes, are not included in our financial projections, thus have the potential to provide upside to our forecast.

Revenue per ticket grew 50%, from 2017 to 2019 from $21 to $31 per ticket. We are forecasting another increase in 2023 to $43 per ticket, driven by a series of items that have largely already been acted upon, including the implementation of a dynamic pricing system; adding a full suite of high margin ancillary products and fintech solutions that increase the revenue per ticket; renegotiating our contracts with suppliers and partners; and layering in subscription business models across all our products. It is worth pointing out, that already in year to date 2021, we have eclipsed that revenue per ticket target by over 20%.

During COVID, we further automated and enhanced our service processes and offshored labor, allowing us to control and reduce our costs even during periods of significant customer need.

Our Adjusted EBITDA margin nearly doubled from 14% in 2017 to 26% in 2019. We’re conservatively forecasting slower growth in 2023 with adjusted EBITDA margins of 30%, only slightly higher than what we achieved in 2019, even though we have the opportunity for much more.

Taking into account the metrics we just reviewed, we expect Net Revenue to climb nearly 50% from $178 million in 2019 to $265 million in 2023 and Adjusted EBITDA to rise nearly 75% from $46 million dollars in 2019 to $80 million dollars in 2023. There are two main assumptions necessary to reach this target, for travel to reach pre-pandemic levels by 2023, which is the industry consensus, and for revenue per tickets to reach the aforementioned $43.

We want to emphasize that these projections reflect only a recovery in Mondee’s core businesses to pre-COVID levels and do not build in any upside from organic growth strategies, an increase in market share, or any acquisitions on which we may act. In other words, in spite of our growth in market share by 2.4x in the 4 years prior to 2019, we are conservatively assuming in the model no further substantial increase in market share by 2023.

Drivers of our increased revenue projections through 2023 are ticket growth, as well as the increased revenue per ticket driven by dynamic pricing and increased ancillary product attachment and economics. Another contributor is our suite of Fin-tech solutions, which includes using virtual cards. This program, which started in 2019, is expected to grow to almost $20 million dollars in 2023, as reflected in our forecast. Improved contract terms – whether it be with our partenrs and suppliers – will also likely contribute meaningfully in 2023. The most critical renegotiations have already been completed, so we feel confident about this increase which is based on new 5-year duration contracts.

Another important point worth highlighting is that our revenue mix between the different components is expected to change, with a higher portion coming from more sticky and higher margin revenues such as ancillaries, fintech and subscriptions. And again this is without including in 2023, the subscription revenues of the disruptive TripPlanet and Unpub products we previously described.

On the expense side, the company is investing significantly in sales and marketing to ensure ticket growth but holding other expenses relatively tight and we are projecting only a 9% increase from 2019 to 2023.

We believe that our scenario for 2023 of $265m in net revenues and $80m of EBITDA is conservative. As Orestes highlighted earlier, if one were to factor additional levers such as our 2021 YTD revenue per ticket, a moderate growth in market share, as well as the potential impact of TripPlanet and Unpub, we could potentially even have 2x the underwritten net revenues and EBITDA. This does not even include the impact of future accretive M&A, which is the main intended use of SPAC and PIPE capital. With M&A included, we are looking at potentially 3x the underwritten net revenues and EBITDA.

So in summary, we believe that Mondee is in a strong financial position to capitalize on the reopening of the travel industry and on future growth opportunities. And with that, I will hand the call back to Prasad for closing remarks.

Prasad

CEO, Mondee

Thank you, Dan.

To summarize, we are very proud of the marketplace and technology platform we have built over the past 10 years. We believe that we have established ourselves as a leading, profitable, fast growing technology-first travel disruptor, solving the needs of simultaneously gig economy workers, small, medium and large enterprises, subscriber associations and other closed groups as well as the airlines and the hotels. We are confident that we have built industry-changing technology, proven a successful M&A strategy and laid the foundation for rapid growth as the travel market continues to normalize.

We believe that investing in our company is a compelling opportunity for anyone who wants to take a position on the recovery of the travel market for the following three reasons. Firstly, Mondee is coming to market at a very conservative valuation which, even at a conservative $80m 2023 EBITDA, is approximately 30% discounted to incumbents growing at a fraction of our pace. Secondly, the funds from the SPAC and the PIPE will be used to optimize the capital structure of the company and implement an accretive M&A strategy, by acquiring smaller companies with lower EBITDA multiples that can enhance our content and distribution. Finally, we plan to continue with our exponential organic growth in a very predictable manner, by enhancing content in flights and hotels, by adding new content such as cruises, and most importantly by continuing to successfully disrupt a $1 trillion market, just as we have originally disrupted the leisure travel agency space.

On behalf of the entire Mondee management team, I would like to thank all of our employees and current investors who have been instrumental in creating this modern marketplace and growing our platform to where it is today. I would also like to thank and welcome our newest investors, including ITHAX Acquisition Corp., as we begin our next stage of growth.

Thank you and we look forward to updating you all on our progress.

Operator

Thank you. This concludes today’s conference call. On behalf of ITHAX Acquisition Corp. and Mondee, we would like to thank you for joining us today. As the conference has now finished, you may disconnect. Thank you for your participation.

Forward Looking Statements

Certain statements in this Document may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the proposed business combination between ITHAX Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 366718 (“ITHAX”) and Mondee, Inc., a Delaware corporation (“Mondee”), ITHAX’s and Mondee’s ability to consummate the transaction, the expected closing date for the transaction, the benefits of the transaction and the public company’s future financial performance following the transaction, as well as ITHAX’s and Mondee’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecast,” “future, ” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “propose,” “should,” “seeks,” “will,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by both ITHAX and its management, and Mondee and its management, as the case may be, are inherently uncertain. Except as otherwise required by applicable law, ITHAX disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. ITHAX cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of ITHAX. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination; (2) the outcome of any legal proceedings that may be instituted against ITHAX, Mondee, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to obtain approval of the shareholders of ITHAX, to obtain financing to complete the business combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of ITHAX or Mondee as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the business combination; (10) the possibility that ITHAX, Mondee or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the combined company’s business and/or the ability of the parties to complete the proposed business combination; (12) Mondee’s estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; (13) adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside the control of the parties; (14) significant fluctuations in the combined company’s operating results and rates of growth; (15) dependency on the combined company’s relationships with travel agencies, travel management companies and other travel businesses and third parties; (16) payment-related risks; (17) the combined company’s failure to quickly identify and adapt to changing industry conditions, trends or technological developments; (18) unlawful or fraudulent activities in the combined company’s operations; (19) any significant IT systems-related failures, interruptions or security breaches or any undetected errors or design faults in IT systems of the combined company; (20) exchange rate fluctuations; and (21) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary” in ITHAX’s final prospectus relating to its initial public offering dated February 1, 2021 and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), including the registration statement on Form S-4, which includes a prospectus/proxy statement of ITHAX, expected to be filed relating to the business combination. There may be additional risks that neither ITHAX nor Mondee presently know of or that ITHAX or Mondee currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Author and any of their affiliates, directors, officers and employees expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is being made, or to reflect the occurrence of unanticipated events.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed business combination, ITHAX will confidentially submit a draft registration statement on Form F-4 with the SEC, which draft will include a prospectus/proxy statement of ITHAX. ITHAX also plans to confidentially submit or file other documents with the SEC regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the shareholders of ITHAX. INVESTORS AND SHAREHOLDERS OF ITHAX ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED BUSINESS COMBINATION, WHICH WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Mondee and ITHAX once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

ITHAX, Mondee, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of ITHAX in connection with the proposed transaction. Information about the directors and executive officers of ITHAX is disclosed in ITHAX’s initial public offering prospectus, which was filed with the SEC on February 1, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Additional Information about the Business Combination and Where to Find It

Additional information about the proposed business combination, including a copy of the business combination agreement and investor presentation, will be provided in a Current Report on Form 8-K, which will be filed by ITHAX with the SEC and will also be available at www.sec.gov. In connection with the proposed business combination, ITHAX will confidentially submitted a draft registration statement on Form S-4 and will file a registration statement on Form S-4 and the related proxy statement/prospectus with the SEC. Additionally, ITHAX will file other relevant materials with the SEC in connection with the proposed business combination of ITHAX with Mondee. The materials to be filed by ITHAX with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and security holders of ITHAX are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination.